EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-190869-02 on Form S-3 of our report dated March 31, 2014 relating to the consolidated financial statements and consolidated financial statement schedule of Nevada Power Company and subsidiaries appearing in this Annual Report on Form 10-K of Nevada Power Company for the year ended December 31, 2013.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada
March 31, 2014